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                                                                      EXHIBIT 11

            UNITED COMPANIES FINANCIAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

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
                                                                        Three Months Ended               Six Months Ended
                                                                             June 30,                        June 30,
                                                                      ----------------------           ---------------------
                                                                       1996            1995             1996           1995
                                                                      -------        -------           -------       -------
                                                                             (in thousands, except per share amounts)
Primary Earnings Per Share
    Income available to common shareholders:
    Income from continuing operations . . . . . . . . . . . . .       $20,827        $16,175           $38,056       $26,734
    Less: Income (loss) from discontinued operations  . . . . .        (5,142)           251            (4,532)        2,388
                                                                      -------        -------           -------       -------

    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .       $15,685        $16,426           $33,524       $29,122
                                                                      =======        =======           =======       =======

    Weighted average number of common and
    common equivalent shares:
    Average common shares outstanding . . . . . . . . . . . . .        27,863         27,498            27,856        27,368
    Add:  Dilutive effect of stock options after
            application of treasury stock method  . . . . . . .           909            936               887           900
          Dilutive effect of preferred stock
            after application of "if converted" method  . . . .         3,230            532             3,230           268
                                                                      -------        -------           -------       -------
    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .        32,002         28,966            31,973        28,536
                                                                      =======        =======           =======       =======

    Earnings (loss) per share:
    Income from continuing operations . . . . . . . . . . . . .       $   .65        $   .56           $  1.19       $   .94
    Income (loss) from discontinued operations  . . . . . . . .          (.16)           .01              (.14)          .08
                                                                      -------        -------           -------       -------

    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .       $   .49        $   .57           $  1.05       $  1.02
                                                                      =======        =======           =======       =======

Fully Diluted Earnings Per Share
    Income available to common shareholders:
    Income from continuing operations . . . . . . . . . . . . .       $20,827        $16,175           $38,056       $26,734
    Less: Income (loss) from discontinued operations  . . . . .        (5,142)           251            (4,532)        2,388
                                                                      -------        -------           -------       -------

    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .       $15,685        $16,426           $33,524       $29,122
                                                                      =======        =======           =======       =======

    Weighted average number of common and
    all dilutive contingent shares:
    Average common shares outstanding . . . . . . . . . . . . .        27,863         27,498            27,856        27,368
    Add:  Dilutive effect of stock options after
            application of treasury stock method  . . . . . . .           938            964               962         1,008
          Dilutive effect of preferred stock
            after application of "if converted" method  . . . .         3,910            644             3,910           324
                                                                      -------        -------           -------       -------
    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .        32,711         29,106            32,728        28,700
                                                                      =======        =======           =======       =======

    Earnings (loss) per share:
    Income from continuing operations . . . . . . . . . . . . .       $   .64        $   .56           $  1.16       $   .93
    Income (loss) from discontinued operations  . . . . . . . .          (.16)            -               (.14)          .08
                                                                      -------        -------           -------       -------
    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .       $   .48        $   .56           $  1.02       $  1.01
                                                                      =======        =======           =======       =======
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